EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 23, 2004

                                                                    Raymond James Financial, Inc.

(Exact name of registrant as specified in its charter)

         Florida                                                       1-9109                                                 No. 59-1517485

(State or other jurisdiction                                  (Commission                                                 (IRS Employer

         of incorporation)                                          File Number)                                               Identification No.)

880 Carillon Parkway   St. Petersburg,  Florida                                                                              33716

                           (Address of principal executive offices)                                                         (Zip Code)

Registrant’s telephone number, including area code          (727)-567-1000

______________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7. Regulation FD Disclosure

The following information was contained in a press release issued on August 23, 2004:

In an effort to provide timely information to enable analysts and investors to stay better informed about the general trends in our major business segments, we are initiating the practice of releasing selected operating statistics and general comments on a monthly basis, stated Thomas A. James, chairman and CEO. Due to the limited nature of this data, a consistent correlation to earnings should not be assumed.

For this release, we have provided 12 months of comparable monthly historical data to provide a database for future reference, he added. In the future, we may include fewer comparable periods and expect to release this information approximately 10 days after the end of each month. We may also decide to include additional items.

In July, both private client and institutional trading volume remained at levels similar to those in the latter half of the June quarter as the equity markets have not been conducive to restoring investor confidence, James explained. On the positive side, underwriting activity in July has remained vibrant.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have more than 5,200 financial advisors serving 1.3 million accounts in 2,200 locations throughout the

United States, Canada and overseas. In addition, total client assets are currently over $109 billion, of which approximately $22 billion are managed by the firm’s asset management subsidiaries.

	July 2004	June 2004	May 2004
	(5 weeks)	(4 weeks)	(4 weeks)

Securities commissions/fees (1)	$109.3 mil.	$94.4 mil.	$100.5 mil.

Assets under management (2)	$ 21.9 bil.	$ 22.1 bil.	$ 22.0 bil.

# of managed/co-managed underwritings (3)	14	9	11

Total customer assets under administration (4)	$107.6 bil.	$108.9 bil.	$107.3 bil.

	April 2004	March 2004	Feb. 2004
	(5 weeks)	(4 weeks)	(4 weeks)

Securities commissions/fees (1)	$124.3 mil.	$116.7 mil.	$101.8 mil.

Assets under management (2)	$ 21.7 bil.	$ 21.8 bil.	$ 21.8 bil.

# of managed/co-managed underwritings (3)	7	14	8

Total customer assets under administration (4)	$106.7 bil.	$107.2 bil.	$107.6 bil.

	Jan. 2004	Dec. 2003	Nov. 2003
	(5 weeks)	(4 weeks)	(4 weeks)

Securities commissions/fees (1)	$129.5 mil.	$96.5 mil.	$90.6 mil.

Assets under management (2)	$ 21.5 bil.	$ 20.7 bil.	$ 20.4 bil.

# of managed/co-managed underwritings (3)	11	12	10

Total customer assets under administration (4)	$106.4 bil.	$103.3 bil.	$101.5 bil.

	Oct. 2003	Sept. 2003	Aug. 2003
	(5 weeks)	(4 weeks)	(5 weeks)

Securities commissions/fees (1)	$112.7 mil.	$93.7 mil.	$94.1 mil.

Assets under management (2)	$ 20.1 bil.	$ 19.2 bil.	$ 19.2 bil.

# of managed/co-managed underwritings (3)	10	15	7

Total customer assets under administration (4)	$100.4 bil.	$96.1 bil.	$ 96.0 bil.

July 2003
(4 weeks)

Securities commissions/fees (1)	$91.0 mil.

Assets under management (2)	$ 18.6 bil.

# of managed/co-managed underwritings (3)	12

Total customer assets under administration (4)	$ 94.6 bil.

Includes all securities commissions and fees generated by our financial advisors, domestic and international, private client and institutional.

This is the primary revenue driver for the asset management segment.  Approximately two-thirds of the assets under management are subject to billing quarterly in advance, with the balance billed mainly based on average daily assets.

This is only one of several key revenue sources for the capital markets segment, including institutional sales commissions.

Represents total client assets custodied by the company; does not include additional assets held directly by mutual fund companies, annuity companies and certain other investment products custodied elsewhere.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      August 24, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
            Thomas A. James
            Chairman and Chief
            Executive Officer

BY: /s/ Jeffrey P. Julien
            Jeffrey P. Julien
            Senior Vice President - Finance
            and Chief Financial Officer